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                                                                    EXHIBIT 99.4

                              GLACIER BANCORP, INC.
                                 REVOCABLE PROXY


                         SPECIAL MEETING OF SHAREHOLDERS
                           WEDNESDAY NOVEMBER 13, 1996


                       PLEASE SIGN AND RETURN IMMEDIATELY

         The undersigned hereby appoints JOHN S. MACMILLAN and MICHAEL J. BLODNICK, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Glacier Bancorp, Inc. ("Glacier"), a Delaware corporation and bank holding company held of record by the undersigned on October 1, 1996, at the Special Meeting ("Special Meeting") of Stockholders to be held on Wednesday November 13, 1996 at 9:00 a.m. local time, at the Best Western Outlaw Inn, 1701 Highway 93 South, Kalispell, Montana, and at any adjournments of the Special Meeting.


1.   MERGER AGREEMENT. A proposal to approve
     the merger of Glacier  and  Missoula        FOR       AGAINST       ABSTAIN
     Bancshares, Inc. ("Bancshares"), a          / /         / /           / /
     Montana corporation and bank holding
     company, under the terms of which
     Bancshares would be merged with and into Glacier, as more fully set forth in the Agreement and Plan of Merger dated as of August 9, 1996, and described in the accompanying Prospectus/Joint Proxy
     Statement.

2. OTHER BUSINESS. Whatever other business may properly be brought before the Special
     Meeting or any adjournment thereof.


         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSITIONS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Glacier's management knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, this Proxy will be voted in accordance with the recommendations of management.

     The Board of Directors recommends a vote "FOR" the listed propositions.


                              _______________________________, 1996

                              __________________________________________________

                              __________________________________________________
                              WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE OR OWNER, ALL MUST SIGN THE PROXY.


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
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                              GLACIER BANCORP, INC.

                                 REVOCABLE PROXY


         If the undersigned (i) is present and elects to vote at the Special Meeting or at any adjournment of thereof, and (ii) notifies the Secretary of Glacier at the Special Meeting of his or her decision to terminate this proxy, then the power of said attorneys and proxies will be terminated and have no further force or effect.

         The undersigned acknowledges receipt from Glacier prior to the execution of this proxy, of the Notice of the Special Meeting, contained in the Prospectus/Joint Proxy Statement dated October __, 1996.


Dated:  _____________________, 1996



_________________________________               ________________________________
PRINTED NAME OF STOCKHOLDER                     PRINTED NAME OF STOCKHOLDER



_________________________________               ________________________________
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER



            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.